Exhibit 23



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-48806) pertaining to the Witco Corporation Employee Retirement Savings Plan of our report dated June 24, 1996, with respect to the financial statements and schedules of the Witco Corporation Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.




                                        /s/ ERNST & YOUNG LLP


Stamford, Connecticut
June 24, 1996